SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No. ___)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                          Giant Industries, Inc.
             (Name of Registrant as Specified In Its Charter)

                          Giant Industries, Inc.
                (Name of Person(s) Filing Proxy Statement)

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[ ]  $500 per each party to the controversy pursuant to Exchange Act Rule
     14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
         ....................................................................
     2)  Aggregate number of securities to which transaction applies:
         ....................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:_/
         ....................................................................
     4)  Proposed maximum aggregate value of transaction:
         ....................................................................

 _/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)  Amount Previously Paid:
         ....................................................................
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
                                                                     LOGO
GIANT INDUSTRIES, INC.
23733 NORTH SCOTTSDALE ROAD
SCOTTSDALE, ARIZONA 85255



                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Giant Industries, Inc.:

     The Annual Meeting of Stockholders of Giant Industries, Inc. (the "Company"), will be held at the Radisson Resort Scottsdale, 7171 North Scottsdale Road, Scottsdale, Arizona 85253, on Thursday, May 12, 1994, at 10:00 a.m., for the following purposes:

     1. To elect two directors to Class II of the Board of Directors in accordance with Article FIFTH of the Restated Certificate of Incorporation;

     2. To consider and act upon a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche as independent auditors for the Company and its subsidiaries for the year ending December 31, 1994; and

     3. To transact such other business as may properly be brought before the meeting or any postponement or adjournment thereof.

     Only holders of record of the Company's common stock at the close of business on March 22, 1994, will be entitled to notice of, and to vote at, such meeting. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for ten days prior to the date of the meeting.

     Your attention is directed to the accompanying Proxy Statement.
It is important that your shares be represented and voted whether or not you expect to attend the meeting in person. Therefore, please date, sign and complete the enclosed proxy and return it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States.

                              By Order of the Board of Directors


                              /s/ James E. Acridge
                              ----------------------------------
                              James E. Acridge
                              Chairman of the Board of Directors

Scottsdale, Arizona
March 30, 1994

                          GIANT INDUSTRIES, INC.
                        23733 NORTH SCOTTSDALE ROAD
                         SCOTTSDALE, ARIZONA 85255

                              PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Giant Industries, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on May 12, 1994, at 10:00 a.m., or at any postponement or adjournment thereof. The Annual Meeting will be held at the Radisson Resort Scottsdale, 7171 North Scottsdale Road, Scottsdale, Arizona 85253.

     This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about March 30, 1994. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Annual Meeting in accordance with the stockholder's instructions. If you return a properly signed and dated proxy card but do not mark any choices on one or more items, your shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote your shares in their discretion on any other matter properly presented at the Annual Meeting.

     Proxies will be solicited from the Company's stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail.

     Only holders (the "Stockholders") of the Company's common stock, par value $0.01 per share (the "Company Common Stock"), at the close of business on March 22, 1994 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. On the Record Date there were 12,192,770 shares of Company Common Stock outstanding. Each share of Company Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. An affirmative vote of a majority of the shares of Company Common Stock represented and entitled to vote at the Annual Meeting is required for approval of all items being submitted to the Stockholders for their consideration. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. Proxies will be tabulated by the Company's transfer agent. The Company shall, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

     The Annual Report of the Company for the year ended December 31, 1993, is being mailed to Stockholders with this Proxy Statement.


                          ELECTION OF DIRECTORS

NOMINEES

     The Board of Directors of the Company consists of six directors. In accordance with the terms of the Company's Restated Certificate of Incorporation, the directors are divided into three classes. There are currently three Class III directors, two Class II directors and one Class I director. The terms of office of the Class II directors expire at the 1994 Annual Meeting of Stockholders.

     The Board of Directors proposes that Mr. Fredric L. Holliger and Mr. Harry S. Howard, Jr., be elected to serve as the Class II directors for a term of three years until the Annual Meeting of Stockholders in 1997 and until their successors are elected and qualified. Each of these nominees is currently serving as a Class II director, and a brief description of the business experience of each nominee for the last five years is set forth below. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ELECTION OF SUCH NOMINEES. Both of the nominees have consented to being named herein and have indicated their intention to serve if elected. If for any reason any nominee should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

NOMINEE                 AGE, PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
- -------                 -------------------------------------------------

Fredric L. Holliger     Fredric L. Holliger, age 46, has served as a
                        director, Executive Vice President and Chief
                        Operating Officer of the Company since October
                        1989. Mr. Holliger joined Giant Industries
                        Arizona, Inc. ("Giant") as Senior Vice President and President of the Giant refining division in February 1989 and continues to serve as a director, Executive Vice President and Chief
                        Operating Officer of Giant. Since May 1993, he has also served as a director and President and Chief Executive Officer of Giant Exploration &
                        Production Company ("Giant E&P").  Giant and Giant
                        E&P are the Company's principal wholly-owned subsidiaries. Before joining Giant, he served for two years as President of Northern Natural Gas
                        Company, a division of Enron Corp., Omaha,
                        Nebraska ("Northern Natural") and prior thereto was employed by Northern Natural for 14 years, serving in a variety of marketing, supply, operations and petroleum engineering capacities.

Harry S. Howard, Jr.    Harry S. Howard, Jr., age 76, has served as a
                        director of the Company since January 1992. He also serves as Chairman of the Audit Committee and as a member of the Compensation Committee. He is the retired President and Chief Operating Officer of American Can Company (now known as Primerica
                        Corp.).

OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The remaining directors and the executive officers of the Company, as of January 1, 1994, are listed below:

NAME                   AGE   POSITION                                  CLASS(1)
- ----                   ---   -------------------------------------     --------

James E. Acridge       53    Chairman of the Board,                    III
                             President and Chief Executive Officer     1995

F. Michael Geddes      54    Director                                  I
                                                                       1996

George C. Hixon        56    Director                                  III
                                                                       1995

Richard T. Kalen, Jr.  51    Director                                  III
                                                                       1995

James W. Griffitts     48    Vice President Accounting and
                             Information Services

Morgan Gust            46    Vice President and General Counsel,
                             Vice President Administration, and Secretary

Gary L. Nielsen        51    Vice President Finance, Treasurer
                             and Assistant Secretary
_______________

(1) Each director's term of office expires in the year set forth opposite his name above. Directors elected at the Annual Meeting of Stockholders shall be elected for a term of three years and will hold office until their successors have been elected and qualified. Each officer serves until his successor is chosen and qualified or until his earlier resignation or removal.

     James E. Acridge has served as Chairman of the Board of Directors, President and Chief Executive Officer of the Company since October 1989. Mr. Acridge also serves as Chairman of the Nominating Committee. Mr. Acridge is Chairman of the Board of Directors of Giant and Giant E&P. Mr. Acridge founded Giant in 1968 and has served continuously as its President and Chief Executive Officer.

      F. Michael Geddes has served as a director of the Company since September 1991 and is a member of the Audit Committee. He has been the Chairman and President of Geddes and Company, a private investment and consulting firm, since October 1978. He also serves as Chairman and Chief Executive Officer of both Coe & Van Loo Consultants, Inc., an engineering and land planning firm, and GS&B Holding, Inc., a holding company with ownership interests in a commodity futures brokerage firm. In addition, Mr. Geddes is Chairman and Chief Executive Officer of Eagle Western Properties Company, a firm involved in real estate management, development and brokerage.

     George C. Hixon has served as a director of the Company since December 1989. Mr. Hixon also serves as a member of the Compensation and Nominating Committees. Mr. Hixon was a member of the Board of Directors of Giant E&P from 1988 to August 1990. He has served as Vice President of Hixon Properties Incorporated since 1981 and as a director since May 1993.

     Richard T. Kalen, Jr. has served as a director of the Company since December 1989. Mr. Kalen also serves as Chairman of the Compensation Committee and as a member of the Audit and Nominating Committees. He has been the President and owner of Kalen & Associates, an executive search and consulting firm, since April 1988. Before forming his own firm, Mr. Kalen served from 1983 to 1986 as a Managing Director - Energy Practice of Spencer Stuart Associates, a multinational executive search firm, and from 1986 to 1988 as an Executive Vice President of Youngs & Company, an executive search firm.

     James W. Griffitts has served as Vice President Accounting and Information Services since December 1991. He also serves in such positions for Giant and Giant E&P. He served as Vice President, Information Systems for the Company from September 1990 until December 1991. Prior to September 1990, he served first Giant and then the Company as Director of Information Systems. Mr. Griffitts joined Giant in January 1977 and since that date has served in a variety of positions in the areas of personnel, accounting and systems.

     Morgan Gust has served as Secretary and General Counsel of the Company since August 1990 and as Vice President since September 1990. In addition, he has served as Vice President Administration since October 1992. He also serves in such capacities and as a director of Giant and Giant E&P. Before joining the Company, Mr. Gust was President of Tucson Resources, Inc., an investment and financial services company, where he served first in the capacity of Vice President and General Counsel and later as Executive Vice President. From September 1975 to July 1988, Mr. Gust was a partner in the law firm of Gust, Rosenfeld and Henderson.

     Gary L. Nielsen has served as Treasurer and Assistant Secretary of the Company since October 1989, Vice President since September 1990, and Vice President Finance since September 1992. He also serves in such capacities for both Giant and Giant E&P. Mr. Nielsen joined Giant as its Treasurer in October 1986. Before joining Giant, he was Senior Vice President and Chief Financial Officer of the casino hotel division of Del Webb Corporation from April 1978 to March 1986, and Chief Financial Officer of the Crescent Hotel Group from March 1986 to October 1986.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during 1993. The Board has established an Audit Committee, a Compensation Committee and a Nominating Committee.

     The Audit Committee of the Board of Directors is comprised of Messrs. Howard (Chairman), Geddes and Kalen. The Audit Committee, among other functions: (i) reviews and recommends the engagement each year of the Company's independent auditors; (ii) consults with independent auditors on the adequacy of the Company's internal controls; (iii) reviews with the independent auditors the auditors' reports on the Company's financial statements and submits such reports to the Board of Directors with the Committee's recommendations and comments; and (iv) takes such other steps as the Committee deems necessary to carry out the normal functions of an audit committee. The Audit Committee held four meetings during 1993.

     The Compensation Committee of the Board of Directors is comprised of Messrs. Kalen (Chairman), Hixon and Howard. The Compensation Committee determines the compensation of the Chief Executive Officer and Chief Operating Officer. It reviews, modifies if necessary and approves recommendations by the Chief Executive Officer as to the compensation of other officers and key personnel. It also establishes the Company's Management Incentive Plan each year. Further, the Committee oversees the administration of the Company's 1989 Stock Incentive Plan, as amended (the "Stock Incentive Plan"). The Compensation Committee held three meetings during 1993.

     The Nominating Committee of the Board of Directors, comprised of Messrs. Acridge (Chairman), Kalen and Hixon, studies and makes recommendations concerning the composition of the Board of Directors and the committees thereof, reviews the qualifications of potential candidates for director of the Company and recommends to the Board nominees for election as directors. The Nominating Committee will also consider as nominees for director persons recommended by the stockholders. Such recommendations should be sent to the Secretary of the Company not later than 120 days preceding the next Annual Meeting of Stockholders at which directors are to be elected and should include the address of the person and a brief description of his or her qualifications. The Nominating Committee held one meeting during 1993.

     During 1993, all incumbent directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which each such person was a director) and
(ii) the total number of meetings held by all committees on which such director served (during the periods that such director so served).

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are entitled to a salary for services rendered as a board member calculated as follows:
(i) $1,000 per month for each calendar month or portion thereof during which such person shall be a director, plus (ii) $1,000 for each meeting of the Board of Directors attended by such director. No additional compensation is paid for attendance at meetings of the Committees of the Board of Directors. In addition, all directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board of Directors and Committee meetings.

                          EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive Officer and the next four most highly compensated executive officers for services rendered to the Company and its subsidiaries during the periods indicated.


                        SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                      ----------------------------------
                                          ANNUAL COMPENSATION                   AWARDS           PAYOUTS
                                -------------------------------------  ------------------------- -------
                                                           OTHER(2)    RESTRICTED(3)  SECURITIES            ALL(4)
                                                           ANNUAL         STOCK       UNDERLYING  LTIP      OTHER
NAME AND                                SALARY   BONUS(1)  COMPEN-       AWARDS       OPTIONS/   PAYOUTS   COMPEN-
PRINCIPAL POSITION              YEAR     ($)        ($)    SATION ($)       ($)       SARS (#)     ($)    SATION ($)
- -----------------------------   ----  ---------  --------  ----------  -------------  ---------- -------  ----------
James E. Acridge                1993  $514,500   $498,784     --           -0-         15,000      -0-      $4,694
Chairman of the Board,          1992   430,399        -0-     --           -0-            -0-      -0-       4,774
President and Chief Executive   1991   480,200        -0-      *           -0-         16,000      -0-           *
Officer

Fredric L. Holliger             1993   259,996    210,000     --           -0-         12,000      -0-       5,233
Director, Executive Vice        1992   252,000      1,000     --           -0-            -0-      -0-       5,031
President and Chief             1991   249,738        -0-      *           -0-         10,000      -0-           *
Operating Officer

Morgan Gust                     1993   151,700    139,788     --           -0-         10,000      -0-       5,233
Vice President and General      1992   129,808      1,000     --           -0-         10,000      -0-       4,614
Counsel, Vice President         1991   131,539        -0-      *           -0-            -0-      -0-           *
Administration and Secretary

Gary L. Nielsen                 1993   125,350     88,776     --           -0-          6,000      -0-       4,842
Vice President Finance,         1992   111,228      1,000     --           -0-          6,500      -0-       3,873
Treasurer and Assistant         1991   112,103        -0-      *           -0-            -0-      -0-           *
Secretary

James W. Griffitts              1993   107,840     80,328     --           -0-          6,000      -0-       4,042
Vice President Accounting       1992    89,992        829     --           -0-          5,000      -0-       3,046
and Information Services        1991    90,691        -0-      *           -0-            -0-      -0-           *

_______________

*No disclosure is made pursuant to the transition rules governing Item
 402 of Regulation S-K.

(1) The amount disclosed in this column is the sum of (i) cash bonuses granted under the Company's 1993 Management Incentive Plan; (ii) amounts paid in 1993 because of the Company's election to reimburse participants in the Company's voluntary salary reduction program (which ended in September 1992) the amount of salary which they had voluntarily foregone due to poor operating conditions; and (iii) in all cases other than Mr. Acridge, an additional amount equal to 25% of the salary which participants had foregone under the voluntary salary reduction program.

(2) Excluded from this column are perquisites and other personal benefits (including any car allowances and any amounts paid for group medical insurance premiums in excess of amounts paid generally for all salaried employees) which in no case were in aggregate in an amount in excess of the lesser of either $50,000 or 10% of the total annual salary and bonus of any named executive officer.

(3) The unvested aggregate amount and value of restricted stock held by the named executive officers as of December 31, 1993 is as follows: Mr. Acridge 71,116 shares, $728,939 value; Mr. Holliger 8,708 shares, $89,257 value; Mr. Nielsen 2,175 shares, $22,294 value; Mr. Griffitts 2,175 shares, $22,294 value. This restricted stock is the unvested portion of the following restricted stock grants:

                                     NUMBER
                          DATE OF   OF SHARES
           NAME            GRANT     AWARDED        VESTING SCHEDULE
     ----------------     --------  ---------  ---------------------------
     James E. Acridge     12/30/88  111,759    1/7th per year through 1995
                          09/15/89   90,713    approximately 1/7th per
                                               year through 1996

     Fredric L. Holliger  09/15/89   18,142    approximately 12% per year
                                               through 1992 and 16% per
                                               year through 1996

     Gary L. Nielsen      12/30/88    5,805    approximately 12.5% per
                                               year through 1994 and 25%
                                               in 1995

     James W. Griffitts   12/30/88    5,805    approximately 12.5% per
                                               year through 1994 and 25%
                                               in 1995

     Continued service with the Company or a subsidiary is a condition to each annual vesting. Restricted stock grants made prior to 1990 were made by Giant and were converted to Company Common Stock when the Company was incorporated and became a reporting company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The value of unvested restricted stock as set forth above was determined by using the closing market price per share for Company Common Stock on December 31, 1993 as reported by the New York Stock Exchange. The Stock Incentive Plan provides that in the event of a "Change of Control," unless otherwise determined by the Compensation Committee prior to the "Change of Control," all restricted stock becomes fully vested. These officers will receive non-preferential dividends on the shares, if and when the shares vest.

(4) The amounts disclosed in this column represent 401(k) Company matching contributions for 1993 of $350 for each of the named executive officers, other than Mr. Acridge, and the balance is the value of Company contributions allocated to each of the Employee Stock Ownership Plan accounts of the named executive officers or, in the case of Mr. Acridge, to a substitute non-qualified deferred compensation plan.

     The following table provides information on options granted in 1993 to the named executive officers.

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
                       ----------------------------------------               POTENTIAL REALIZABLE
                        NUMBER OF      PERCENT                                  VALUE AT ASSUMED
                       SECURITIES      OF TOTAL                                  ANNUAL RATES OF
                       UNDERLYING    OPTIONS/SARS                                  STOCK PRICE
                        OPTIONS/      GRANTED TO    EXERCISE OR                  APPRECIATION FOR
                         SARS(1)     EMPLOYEES IN    BASE PRICE   EXPIRATION       OPTION TERM
        NAME           GRANTED (#)   FISCAL YEAR      ($/SHARE)      DATE       5% ($)    10% ($)
- -------------------    -----------   ------------   -----------   ----------   -------   --------
James E. Acridge         15,000          13.2%         $7.75       04/05/03    $73,109   $185,273
Fredric L. Holliger      12,000          10.6%          7.75       04/05/03     58,487    148,218
Morgan Gust              10,000           8.8%          7.75       04/05/03     48,739    123,515
Gary L. Nielsen           6,000           5.3%          7.75       04/05/03     29,244     74,109
James W. Griffitts        6,000           5.3%          7.75       04/05/03     29,244     74,109

_______________

(1) These options vest and become exercisable 33 1/3% a year over a three-year period. In the event of a "Change of Control" as defined by the Stock Incentive Plan, all options vest and become fully exercisable and are cashed out at the "Change of Control Price."

     The following table provides information on Option/SAR exercises during 1993 by the named executive officers and the value of such officers' unexercised Options/SARs at December 31, 1993.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND FISCAL YEAR-END OPTION/SAR VALUES

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING  VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS/       IN-THE-MONEY
                                                       SARS AT FISCAL         OPTIONS/SARS AT
                                                        YEAR-END (#)        FISCAL YEAR-END($)
                         SHARES                     ---------------------  --------------------
                       ACQUIRED ON      VALUE          EXERCISABLE/            EXERCISABLE/
     NAME            EXERCISE (#)(1)  REALIZED ($)     UNEXERCISABLE         UNEXERCISABLE(2)
- -------------------  ---------------  ------------  ---------------------  --------------------
James E. Acridge            -0-            -0-        58,236 / 63,478      $66,868 / $87,653
Fredric L. Holliger         -0-            -0-        14,367 / 25,776       13,373 /  40,031
Morgan Gust                 -0-            -0-         5,000 / 20,000       10,000 /  65,000
Gary L. Nielsen             -0-            -0-         1,300 / 11,200        6,500 /  41,000
James W. Griffitts          -0-            -0-         1,000 / 10,000        5,000 /  35,000

_______________

(1) No stock options were exercised in 1993 by the named executive officers.

(2) Calculated based upon the difference between the closing market price per share for Company Common Stock on December 31, 1993 as reported by the New York Stock Exchange and the exercise price.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Mr.
Acridge and Mr. Holliger effective December 21, 1989, and Mr. Gust effective August 1, 1990. The agreements currently provide for base salary at an annual rate as follows: Mr. Acridge - $514,500; Mr. Holliger - $264,600; and Mr. Gust - $154,350. The amounts are subject to change during the respective terms of such agreements as the Board of Directors deems appropriate consistent with the normal historical business practices of the Company and the salary adjustments of other executive officers. Mr. Acridge's and Mr. Holliger's agreements expire on April 30, 1995, and Mr. Gust's expires on July 31, 1995, each agreement subject to an automatic two-year extension unless, not later than one year prior to the expiration date, the Company or the executive officer gives notice not to extend the agreement. In addition, in the event of a change in control of the Company (as defined in the agreements), the expiration date of each agreement is automatically extended to a date no earlier than three years following the date of such change in control. Each agreement provides that the executive is entitled to participate in any stock option, stock purchase, annual bonus, pension, profit sharing, life insurance and medical benefit plans and such other fringe benefits that may be applicable to the Company's senior executive employees.

     If the executive's employment is terminated by reason of his death, by the Company for cause (as defined in the agreement) or disability (as defined in the agreement), or by the executive for any reason (other than for good reason as defined in the agreement following the occurrence of a change in control of the Company), the executive is entitled to his compensation through the date of his termination.

     If, absent a change in control of the Company, the executive's employment is terminated by the Company other than for cause or disability, the executive will continue to receive, at the time such payments would be payable, his full base salary and bonus payments that would otherwise have been payable to him through the term of the agreement, as if he had not been terminated.

     If, following a change in control of the Company, the executive's employment is terminated by the Company other than for cause or disability, or by the executive for good reason, the executive will receive a lump sum payment of the salary and bonus payments that would have been payable through the term of the agreement, as if he had not been terminated. For Federal income tax purposes, Section 280G of the Internal Revenue Code of 1986, as amended, may limit the deductibility by the Company of any such lump sum payment.

     For purposes of the preceding two paragraphs, the executive's salary following his termination through the remaining term of the agreement will be considered to be equal to his salary on his date of termination; and his bonus through such term shall be considered to be equal to the average of the annual bonuses paid to the executive in the last three fiscal years.

                       COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the total return graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

     The duties of the Compensation Committee include (i) establishing the appropriate level of compensation for the Chief Executive Officer and the Chief Operating Officer, (ii) reviewing, modifying if necessary, and approving the Chief Executive Officer's recommendations for compensation of other officers and certain key personnel, (iii) formulating and adopting annual incentive plans for management, and (iv) administration of the Company's 1989 Stock Incentive Plan, which Plan was adopted by the Board of Directors and approved by the stockholders in 1989. The 1993 Management Incentive Plan sets forth criteria for cash bonuses for key personnel who, by the nature and scope of their positions, significantly impact the overall results and success of the Company. The Stock Incentive Plan states that its purpose is to enable the Company and its subsidiaries to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the participating officers and other key employees that are linked directly to increases in stockholder value.

     The major elements considered by the Committee in establishing executive compensation are the following:

(1) The level of compensation paid executive officers in similar positions by other companies. To ensure that pay is competitive, the Committee, from time to time, compares the Company's total compensation and benefits packages with those of other companies in the same or similar industries or with other similar attributes such as size or capitalization. Some, but not all, of these companies are included in the S&P Industrials Index and the S&P Energy Composite Index which are used for comparative purposes in the total return graph which follows this report. Many of the companies used in such indexes are engaged in different businesses than those engaged in by the Company and almost all are larger. The Committee recognizes that the Company's asset and business mix is rather unique given the Company's relatively small size, making direct comparisons of compensation difficult. The Committee also recognizes, however, that total compensation for similar positions must be competitive to attract and retain competent employees.

(2) The individual performance of each executive officer. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills, teamwork and demonstration of the Company's six core values as set forth in the Company's Strategic Plan.

(3) The responsibility and authority of each position relative to other positions within the Company.

(4) Corporate performance and business unit performance. Corporate performance and business unit performance are evaluated both subjectively and objectively. Subjectively, the Compensation Committee discusses and makes its own determination of how the Company and each business unit performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance and business unit performance are measured respectively by pretax profit and by financial results compared to budgeted results for purposes of cash bonuses under the 1993 Management Incentive Plan as is described below.

(5) Incentives for executive officers to make decisions and take actions which will increase the market value of Company Common Stock over the long term and which encourage such officers to remain with the Company as long term employees.

     In the case of base salary and awards granted under the 1989 Stock Incentive Plan, the application and weight given each of these factors is not done mechanically or quantitatively but rather the Committee uses its discretion, best judgment and the experience of its members to examine the totality of all of the relevant factors. In exercising this discretion, the Committee believes that it tends to give greater weight to factors (1), (2), and (3) above in fixing base salary and any merit/cost of living increase and to factor (5) in making awards under the 1989 Stock Incentive Plan. In applying factor (1), the Committee believes it sets total compensation approximately in the mid-range of amounts paid to equally competent employees in similar positions at other companies, partially as a result of the fact that the Company does not have a defined benefit or actuarial pension plan while contributions by companies with such plans tend to be quite significant, and partially as a result of the Company historically granting fewer stock options than appears to be the practice at other companies.

     In the case of cash bonuses, the 1993 Management Incentive Plan ties the amount of such bonuses directly to corporate performance, business unit performance and individual performance as follows:

     a. Corporate Performance. Pretax LIFO earnings for the Company (increased or decreased to eliminate unusual nonrecurring items such as ceiling test adjustments and calculated prior to accruals for payment of incentive bonuses) must achieve a certain predetermined threshold before any bonus is paid. Above the threshold, the percentage of a participant's base salary which may be paid in a bonus increases as such earnings increase.

     b. Business Unit Performance. The Company's business units are Refining and Marketing, Retail, Exploration and Production, and Corporate. For a participant assigned to a business unit to receive a bonus, the participant's business unit must meet at least 90% of its 1993 budget projections, unless certain exceptions set forth in the Plan apply.

     c. Individual performance. To be eligible to participate, a participant's performance must be evaluated to be at a level that at least "meets job requirements." Performing at a level "above job requirements" or "well above job requirements" allows the participant to be considered for a larger bonus. In addition, such participant must be employed by the Company on the date that the bonus is paid, which shall be no later than March 15, 1994.

     If each one of these three criteria is met, a participant is eligible to receive a bonus in an amount equal to a percentage of the participant's base salary as determined by a matrix set forth in the Plan. Based on 1993 pretax LIFO earnings adjusted as described above and assuming satisfaction of the business unit performance criteria, a participant, including the Chief Executive Officer, would receive a bonus ranging from 20% to 90% of base salary depending on the level of individual performance. In setting the percentage range of base salary which can be paid as bonus, the Committee acted in its discretion utilizing its best judgment and the experience of its members to weigh total compensation and bonuses paid in the market place by other companies, the relative difficulty and likelihood of achieving various levels of pretax LIFO earnings, the Company's size and the volatility and competitiveness of its business, the lack of cash bonuses during 1991 and 1992, and the likelihood of the Company's return to profitability after two years of losses. This Plan as adopted by the Compensation Committee is administered as to all personnel in pay grades 24 and above other than the Chief Executive Officer and Chief Operating Officer by an Administrative Committee consisting of the Chief Executive Officer, Chief Operating Officer, Vice President Administration and General Counsel, and Director of Personnel. As to the Chief Executive Officer and Chief Operating Officer, the amount of cash bonus to be paid pursuant to the Plan is administered by the Compensation Committee.

     The Compensation Committee and the Board of Directors reserves the right, in their sole discretion, to amend, modify or eliminate the Management Incentive Plan or its application or administration, in whole or in part, in future years. If the Compensation Committee determines to continue the 1993 Management Incentive Plan to future years, the matrix and other elements of the Plan will be adjusted to reflect the amount of pretax earnings to be required before the Plan becomes effective, the range of bonuses which may be paid as a percentage of base salary at various levels of pretax earnings, and other such matters.

     During 1993, Congress passed the Revenue Reconciliation Act of
1993 which included a provision limiting tax deductions for certain executive compensation in excess of $1,000,000 for each executive. The Committee understands that this limitation generally applies to all compensation otherwise deductible for tax years beginning after December 31, 1993. However, qualified performance based compensation, payments made to tax qualified retirement plans and the payment of excludable fringe benefits are not included in the deduction limit. In addition, compensation otherwise subject to the limit paid pursuant to a binding written contract in effect on February 17, 1993 and at all times thereafter is not subject to the deduction limit. The Compensation Committee is analyzing the impact of this change in the tax law on the compensation policies of the Company and actions which the Committee may choose to take in relation thereto.

     The foregoing compensation policies were applied to the Chief Executive Officer's compensation for services rendered in 1993. The Chief Executive Officer's base salary for 1993 was the amount of base compensation established pursuant to his Employment Agreement of December 21, 1989. No additional merit increase, cost of living increase or other increase in base salary was granted to the Chief Executive Officer during 1993. A four to five percent merit/cost of living increase was generally granted to other officers and key personnel in 1993. A similar increase would have been granted to the Chief Executive Officer, pursuant to the criteria set forth above, but for the fact that he chose to forego this increase.

     Certain executive officers, including the Chief Executive Officer, chose to participate in the Company's voluntary salary reduction program ending in September 1992 pursuant to which a participating executive voluntarily agreed to a reduction in base salary for a period of time in order to assist the Company in reducing costs until the return of more normal operating conditions. Upon the return of normal operating conditions, in appreciation for the voluntary support, confidence and assistance of such personnel, the Company chose to reimburse participants the amount of salary which they had foregone, and in addition the Company chose to pay participants an additional amount equal to 25% of the salary which they had foregone. The Chief Executive Officer, however, chose not to receive the additional 25% payment. During 1993, the Chief Executive Officer was reimbursed a total of $113,784 for base salary that he had foregone.

     The Chief Executive Officer received a cash bonus of $385,000 for services rendered in 1993. The bonus was paid pursuant to the application of the provisions of the 1993 Management Incentive Plan described above. For purposes of the bonus, the Committee concluded that the Chief Executive Officer performed at a level "well above job requirements." The level of performance was determined by the Compensation Committee utilizing its best judgment and based on its first-hand observations and the accomplishments of the Company including the acquisition of nine service stations and certain wholesale accounts including units located on the Navajo Indian Reservation, the successful completion of the public offering of $100,000,000 of the Company's Senior Subordinated Notes, and those listed below.

      The Chief Executive Officer also received a grant of options during 1993 to acquire 15,000 shares of Company Common Stock pursuant to the Stock Incentive Plan. One-third of these options vest and become exercisable each year commencing April 6, 1994 at an exercise price of $7.75 per share, which was the fair market value of the Company Common Stock on the date of the grant. In making this grant, the Committee weighed the totality of all of the relevant factors including the fact that no cash bonuses were paid to the Chief Executive Officer for services rendered during 1991 and 1992 due to extremely difficult business conditions, the formulation and implementation of the Company's Strategic Plan which should result in increasing stockholder values over the next several years, the long term impact of Company-wide cost savings and other efficiencies instituted by the Chief Executive Officer in reaction to difficult operating conditions, and the Company's improved profitability. In fixing the amount of these options, the Committee considered the options and restricted stock previously granted to the Chief Executive Officer and the large amount of Company Common Stock already owned by the Chief Executive Officer and decided that this option grant furthered the purposes of the Stock Incentive Plan.

     Chief Executive Officer       Compensation Committee:

     James E. Acridge              Richard T. Kalen, Jr.
                                   George C. Hixon
                                   Harry S. Howard, Jr.

                   COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, S&P INDUSTRIALS INDEX,
                      AND S&P ENERGY COMPOSITE INDEX*

                          1989      1990      1991      1992      1993
                          ----      ----      ----      ----      ----
Giant Industries, Inc.    100        49.80     35.59     39.24     74.84
S&P Industrials           100        99.11    129.59    136.98    149.35
S&P Energy Composite      100       103.15    110.92    113.18    130.98

*The Company Common Stock has been registered under Section 12 of the Exchange Act since December 1989. The S&P Industrials Index was formerly known as the S&P 400 Index.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information concerning the
beneficial ownership of Company Common Stock as of March 1, 1994 (unless otherwise noted) by: (i) each Stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Company Common
Stock; (ii) each director of the Company and each executive officer named in the Summary Compensation Table; and (iii) all executive officers and directors of the Company as a group. Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of
Company Common Stock, except to the extent that authority is shared by spouses under applicable law. The Company Common Stock constitutes the only outstanding class of equity securities of the Company. As of March
1, 1994, there were 337 record holders of Company Common Stock.

NAME AND ADDRESS                           AMOUNT OF         PERCENT
OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP   OF CLASS
- ----------------------------------    --------------------   --------
James E. Acridge (1)(8)
23733 North Scottsdale Road
Scottsdale, Arizona 85255                3,279,574            26.75%

F. Michael Geddes
2930 East Camelback Road, Suite 110
Phoenix, Arizona 85016                       3,200              *

George C. Hixon (2)
112 E. Pecan Street, Suite 2625
San Antonio, Texas 78205                   297,687             2.44%

Fredric L. Holliger (3)(8)
23733 North Scottsdale Road
Scottsdale, Arizona 85255                   48,585              *

Harry S. Howard, Jr. (4)
Box 1064
Carefree, Arizona 85377                      1,500              *

Richard T. Kalen, Jr.
6162 East Mockingbird Lane, Suite 213
Dallas, Texas 75214                            400              *

James W. Griffitts (5)(8)
23733 North Scottsdale Road
Scottsdale, Arizona 85255                   32,401              *

Morgan Gust (6)(8)
23733 North Scottsdale Road
Scottsdale, Arizona 85255                   12,332              *

Gary L. Nielsen (7)(8)
23733 North Scottsdale Road
Scottsdale, Arizona 85255                   18,893              *

Bank of America NT&SA (8)
as Trustee of Giant Industries, Inc.
Employee Stock Ownership Plan
Metro Center
555 Anton Blvd., Suite 350
Costa Mesa, California 92626             1,599,204           13.12%

FMR Corp. (9)
82 Devonshire Street
Boston, Massachusetts 02109              1,341,000           11.00%

Executive officers and directors
as a group (9 persons)
(1)(2)(3)(4)(5)(6)(7)(8)                 3,694,572           30.04%

_______________
*Less than 1%

(1) Includes 71,116 shares of restricted stock over which Mr. Acridge has sole voting power but which are subject to certain investment restrictions. Includes 163,246 shares of Company Common Stock held by the ESOP and allocated to Mr. Acridge as of December 31, 1992, the most recent date for which information as to individual allocations is available. Includes 66,436 shares subject to presently exercisable options and options exercisable within 60 days of March 1, 1994. Mr. Acridge has pledged 2,574,052 shares of Company Common Stock to various financial institutions as security for loans the proceeds of which were used for general purposes and not to finance the acquisition of Company Common Stock. Mr. Acridge retains the right to direct the voting and disposition of such shares and the right to receive all dividends, subject to standard default provisions.

(2) Includes 1,761 shares held by the Frederick C. Hixon Trust, as to which Mr. George C. Hixon, as one of the trustees of such trust, shares voting and investment power. Mr. Hixon disclaims beneficial ownership of all such shares. Includes 244 shares owned by Mr. Hixon's wife as to which Mr. Hixon disclaims beneficial ownership.

(3) Includes 8,708 shares of restricted stock over which Mr. Holliger has sole voting power but which are subject to certain investment restrictions. Includes 4,076 shares of Company Common Stock held by the ESOP and allocated to Mr. Holliger as of December 31, 1992, the most recent date for which information as to individual allocations is available. Includes 20,367 shares subject to presently exercisable options and options exercisable within 60 days of March 1, 1994. Includes 3,000 shares of Company Common Stock owned by Mr. Holliger's three minor children as to which Mr. Holliger disclaims beneficial ownership.

(4) Shares are held in a living trust where Mr. Howard and his spouse are settlors, co-trustees and beneficiaries.

(5) Includes 2,175 shares of restricted stock over which Mr. Griffitts has sole voting power but which are subject to certain investment restrictions. Includes 24,774 shares of Company Common Stock held by the ESOP and allocated to Mr. Griffitts as of December 31, 1992, the most recent date for which information as to individual allocations is available. Includes 4,000 shares subject to presently exercisable options and options exercisable within 60 days of March 1, 1994.

(6) Includes 1,499 shares of Company Common Stock held by the ESOP and allocated to Mr. Gust as of December 31, 1992, the most recent date for which information as to individual allocations is available. Includes 10,333 shares subject to presently exercisable options and options exercisable within 60 days of March 1, 1994.

(7) Includes 2,175 shares of restricted stock over which Mr. Nielsen has sole voting power but which are subject to certain investment restrictions. Includes 6,988 shares of Company Common Stock held by the ESOP and allocated to Mr. Nielsen as of December 31, 1992, the most recent date for which information as to individual allocations is available. Includes 4,600 shares subject to presently exercisable options and options exercisable within 60 days of March 1, 1994.

(8) Shares of Company Common Stock allocated to the accounts of executive officers are reported under the share ownership totals of both the ESOP and such executive officers. As of March 1, 1994, 1,403,711 shares of Company Common Stock have been allocated to the accounts of ESOP participants and 195,493 shares remained unallocated. Each ESOP participant has the right to direct the Trustee to vote the participant's proportionate share of all shares of Company Common Stock held by the ESOP with such proportionate share being determined by multiplying the total number of shares held by the ESOP by a fraction, the numerator of which is the number of shares allocated to such participant and the denominator of which is the number of shares allocated to all participants' accounts as of the Record Date. The Trustee of the ESOP and the participants have shared dispositive power with respect to the shares allocated to a participant's account.

(9)  Such shares are as reported on FMR Corp.'s Amendment No. 1 to
     Schedule 13G dated February 11, 1994. This Amendment No. 1 states that Fidelity Management and Research Company of the same address, a wholly owned subsidiary of FMR Corp., is the beneficial owner of such shares as a result of acting as investment advisor to several investment companies. One of these companies, Fidelity Low-Priced Stock Fund of the same address, owns 1,174,000 of such shares. Edward C. Johnson 3d, chairman of FMR Corp., owns 34% of the outstanding voting common stock of FMR Corp., and Johnson family members form a controlling group with respect to FMR Corp.

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and any amendments thereto furnished to the Company during 1993, and Forms 5 and any amendments thereto furnished to the Company with respect to 1993, or written representations that no Forms 5 were required, the Company believes that each person who at any time during 1993 was a director, officer, or greater than 10% beneficial owner, other than Robert L. Harvey, filed on a timely basis reports required by Section 16(a) during 1993 and prior fiscal years. Mr. Harvey was the Company's Executive Vice President and Chief Financial Officer until his resignation effective April 30, 1993. Mr. Harvey filed a Form 4 for the month of June 1993, reporting four open market sale transactions during the month totalling 15,100 shares of Common Stock. In August 1993, Mr. Harvey filed an amended Form 4 for the month of June 1993, reporting seven open market sale transactions during the month of June 1993, totalling 20,100 shares of Common Stock. Because additional shares and transactions were reported by amendment, Mr. Harvey may have failed to report these transactions on a timely basis.


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Kalen, Hixon and Howard served on the Compensation
Committee throughout 1993. No member of the Committee was an officer or employee or former officer or employee of the Company or any of its subsidiaries. There were no relationships required to be disclosed pursuant to Item 402(j)(3) of Regulation S-K.

     Giant contracts on an as needed basis for consulting and executive search services with Kalen & Associates, a company owned by Mr. Richard
T. Kalen, Jr. During 1993, Kalen & Associates received $118,757 for executive search services and reimbursable expenses rendered to Giant. The Company believes that this contract is fair to the Company and Giant and is in the Company's and Giant's best interests. Giant and the Company intend to continue utilization of services provided by Kalen & Associates on an as needed basis.


                           CERTAIN TRANSACTIONS

     Giant leases approximately 46,467 square feet of land as a service station site in a shopping center owned by a partnership owned by Mr. Acridge. The service station site is located immediately adjacent to the Company's headquarters. Base rent is $6,875 per month, subject to adjustment upwards every five years based on changes in the Consumer Price Index, for an initial lease term of ten years with four renewal options of five years each. Giant and the partnership each have a right of first refusal upon any sale of the site or the service station, respectively, during the lease term. During 1993, Giant paid $103,572 as rent, rental taxes, and common area maintenance expenses under the terms of the lease. The partnership rents excess office space from Giant consisting of four offices and the associated work areas in the headquarters building. The partnership pays rent at the rate of $13.00 a square foot per year which is the same rate paid by the only other outside tenant which rents space in the building. The rental arrangement is cancelable by either party on 10 days notice. In addition, the partnership reimburses Giant for the costs and expenses of any maintenance or other services performed by Giant for the benefit of the shopping center. During 1993, the partnership paid Giant $28,539 as rent, rental taxes and expense reimbursement. The Company believes that the transactions are fair to the Company and Giant and are in the Company's and Giant's best interests.

     Giant E&P contracts for various oil field services with Animas Oilfield Services, Inc. (hot oiling services, hydrostatic testing services, and workover and swabbing services), Rocky Mountain Construction (heavy equipment construction), and San Juan Oilfield Services (contract roustabout). These companies are owned jointly by Mr. Aldrich L. Kuchera's brothers. Mr. Kuchera was a director of the Company and Vice President Exploration & Production until his resignation effective April 30, 1993. Giant E&P's portion, based on its average working interest, of amounts paid these companies during 1993 for services rendered in 1993 totalled approximately $553,246, and Giant E&P's portion of amounts accrued but not yet paid these companies as of December 31, 1993, was approximately $11,489 for services rendered during 1993. Giant E&P continues to contract with these companies to provide services. The Company believes that all transactions with these companies are fair to the Company and Giant E&P and are in the Company's and Giant E&P's best interests. The Company intends to continue utilization, on an arm's length basis, of services provided by the companies owned by Mr. Kuchera's brothers.

     Certain other related party transactions are described above under the heading "Compensation Committee Interlocks and Insider
Participation." It is the policy of the Board of Directors to review all related party transactions at least once a year.


                  RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche as independent auditors for the Company for the year ending December 31, 1994, subject to final approval of the Audit Committee and ratification by the Stockholders at the Annual Meeting. Deloitte & Touche were also independent auditors for the Company for the year ended December 31, 1993. Representatives of Deloitte & Touche will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS INDEPENDENT
AUDITORS.


                          STOCKHOLDERS' PROPOSALS

     The Company welcomes comments or suggestions from its Stockholders. In the event that a Stockholder desires to have a proposal formally considered at the 1995 Annual Meeting of Stockholders, and evaluated by the Board for inclusion in the Proxy Statement for that meeting, the proposal must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before November 30, 1994.


                               OTHER MATTERS

     The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter proper for action at the Annual Meeting should be properly presented, the holders of the accompanying proxy will vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the Annual Meeting should be presented, the holders of the proxy will vote against consideration thereof or action thereon.

                    By Order of the Board of Directors

                    /s/ Morgan Gust
                    ----------------------------------------------
                    Morgan Gust
                    Secretary, Vice President, and General Counsel

Scottsdale, Arizona
March 30, 1994

PROXY

                         GIANT INDUSTRIES, INC.
                       23733 NORTH SCOTTSDALE ROAD
                        SCOTTSDALE, ARIZONA 85255

                     THIS PROXY IS SOLICITED BY THE
              BOARD OF DIRECTORS OF GIANT INDUSTRIES, INC.


      Morgan Gust, James W. Griffitts and Gary L. Nielsen, and each of them, are appointed proxies, with full power of substitution, to vote all of the stock of the undersigned shown on the reverse side hereof at the Annual Meeting of Stockholders of Giant Industries, Inc., to be held on Thursday, May 12, 1994, or at any postponement or adjournment thereof, with the same effect as if the undersigned were present and voting the stock on all matters set forth in the Notice of Annual Meeting of Stockholders, dated March 30, 1994, and the Proxy Statement, dated March 30, 1994, as directed below:

      1.   Election of Directors

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED
           BELOW:

           [ ] FOR ALL NOMINEES listed below (except as marked to the contrary below)

           [  ]  WITHHOLD AUTHORITY to vote for all nominees listed below

           INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.

           NOMINEES:  Fredric L. Holliger, Harry S. Howard, Jr.

      2. Ratification of the appointment of Deloitte & Touche by the Board of Directors as the independent auditors of the Company and its subsidiaries for the fiscal year ending December 31, 1994.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

           [  ] FOR        [  ] AGAINST        [  ] ABSTAIN

      3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

             (Continued and to be signed on the other side)

                       (Continued from other side)

      This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. UNLESS OTHERWISE DIRECTED, OR IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES IN
 ITEM 1, FOR ITEM 2 AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES OR ANY OF THEM ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement.

 Dated:_____________________, 1994     _____________________________________

                                       _____________________________________

                                       Please date and sign EXACTLY as your
                                       name or names appear herein.  Persons
                                       signing in a fiduciary capacity or as
                                       corporate officers should so indicate.

    PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
                    IN THE ENCLOSED PREPAID ENVELOPE.

                                   APPENDIX A
                   DESCRIPTION OF GRAPHIC AND IMAGE MATERIAL


1. Location:    Top Right Corner of the Notice of Annual Meeting of Stockholders
   Item:        Giant Logo
   Description: The Giant logo consists of the word "Giant" reversed out of a solid burgundy background with the words "Industries, Inc."
                right underneath it.

2. Location:    Proxy Statement under the heading "Comparison of Cumulative
                Total Return Among the Company, S&P Industrials Index,
                and S&P Energy Composite Index*"
   Item:        Performance Graph
   Description: The description and interpretation of the data in the graph is described in the body of the Proxy Statement.

3. Location:    Back Side of the Proxy Card
   Item:        Proxy
   Description: The word "Proxy" is typed vertically down the left hand side of the Proxy Card.